                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the caption "Experts" and to the use of our reports dated November 19, 1999, in Amendment No. 2 to the Registration Statement Form S-4 (333-88593) of Worldwide Flight Services, Inc. for the registration of $130,000,000 of 12 1/4% Senior Notes due 2007.


/s/ Ernst & Young LLP
Dallas, Texas

January 6, 2000